Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of ECB Bancorp, Inc. of our report dated March 10, 2022, relating to the consolidated financial statements of Everett Co-operative Bank and Subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Baker Newman & Noyes LLC
Boston, Massachusetts
March 10, 2022